UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

LEGEND INVESTMENT CORPORATION

(Name of Registrant As Specified In Its Charter)

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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Title of each class of securities to which transaction applies:

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Aggregate number of securities to which transaction applies:

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Per unit price or other underlying value of transaction computed pursuant to

Exchange Act Rule 0-11

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Proposed maximum aggregate value of transaction

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Total fee paid

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Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

LEGEND INVESTMENT CORPORATION

3600 Green Court
Suite 110
Ann Arbor, MI 48105

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

TO ALL SHAREHOLDERS OF LEGEND INVESTMENT CORPORATION:

The purpose of this letter is to inform you that holders of shares representing a majority of our voting power have given our board of directors the authority to withdraw our election to be regulated as a business development company under the Investment Company Act of 1940 by filing a Form N-54C with the Securities and Exchange Commission. We would not file the Form N-54C before _________, 2005, and our board may elect not to file the Form N-54C.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of holders of a majority of our voting power satisfies all applicable shareholder voting requirements, we are not asking you for a proxy; please do not send us one.

The accompanying information statement is for information purposes only. Please read it carefully.

December __, 2005

By Order of the Board of Directors

/s/ Peter Klamka

Peter Klamka

President

LEGEND INVESTMENT CORPORATION

3600 Green Court
Suite 110
Ann Arbor, MI 48105

INFORMATION STATEMENT

December __, 2005

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is being mailed on or about December __, 2005, to the shareholders of record of Legend Investment Corporation at the close of business on December __, 2005. This information statement is being sent to you for information purposes only. No action is requested or required on your part. This information statement constitutes notice to our shareholders of corporate action by shareholders without a meeting, as required by the Delaware General Corporation Law.

This information statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of shares of our common stock (including shares that vote with our common stock, namely outstanding shares of our Series A preferred stock) have adopted, by written consent, resolutions authorizing us to terminate our status as a business development company (“BDC”) under the Investment Company Act of 1940 by filing a Form N-54C with the Securities and Exchange Commission (the “SEC”).

We will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our common stock held of record by these persons and we will reimburse them for their reasonable expenses incurred in this process.

Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each shareholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTING SECURITIES

As of the close of business on December __, 2005, we had 1,000,000,000 shares of common stock authorized, of which 4,666,850 shares were outstanding, and 5,000,000 shares of preferred stock authorized, of which there were outstanding 1,000,000 shares of Series A preferred stock. Each outstanding share of common stock is entitled to one vote per share; each share of Series A preferred stock votes with our common stock on an as-converted basis, with each share of Series A preferred stock being convertible into one share of our common stock.

Section 58 of the Investment Company Act requires that we obtain the vote of a majority of our outstanding voting securities—namely shares of our common stock and Series A preferred stock, voting together—before withdrawing our election to be regulated as a BDC. Under Delaware law and our organizational documents, we are entitled to obtain that approval by written consent. We have obtained written consents approving our ceasing to be a BDC from shareholders holding approximately 70% of the voting power of our common stock and our Series A preferred stock, voting together.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware law and our certificate of incorporation and bylaws, no shareholder has any right to dissent to our terminating our status as a BDC under the Investment Company Act, and no shareholder is entitled to appraisal of or payment for their shares of our stock.

REASONS FOR CEASING TO BE A BUSINESS DEVELOPMENT COMPANY

On November 15, 2005, we filed with the SEC a Form N-54 stating that we were electing to be regulated as a BDC under the Investment Company Act. This was consistent with our aim to make strategic investments in start-up, development-stage, and, in certain circumstances, distressed companies in the combat-sports sector, and in sports and entertainment companies more generally.

Additionally, our status as a BDC would have allowed us to raise the additional capital necessary to allow us to implement this part of our business plan, in that business development companies are permitted to issue in any 12-month period, without registration under the Securities Act, shares with an aggregate offering price of up to $5,000,000. With this in mind, in November 2004 we filed a Form 1-E under the Securities Act notifying the SEC of our intent to sell under this exemption up to $5,000,000 of our common stock; as of July 1, 2005, we filed with the SEC a Form 2-E terminating our previous offering and a new Form 1-E notifying the SEC of our intent to effect a new offering.

But in August 2005, the SEC notified us that they considered that we were not in compliance with various requirements of the Investment Company Act, including requirements regarding a BDC’s capital structure and financial statements. Furthermore, a member of the SEC’s staff indicated that the SEC was in the process of scrutinizing all small BDCs and that they considered that with its limited capitalization, our company was not an appropriate candidate to be a BDC.

We do not expect that in the near future our capitalization will increase to a level that the SEC regards as appropriate for BDC status. Consequently, our board determined that it would no longer be feasible for our company to operate as a BDC and that the appropriate course of action would be to withdraw our election to be regulated as a BDC under the Investment Company Act of 1940 by filing a Form N-54C with the SEC. By written consent, shareholders owning shares representing a majority of our voting power authorized us to take this action.

EFFECT ON OUR SHAREHOLDERS

Our ceasing to be a BDC would result in our shareholders losing certain protections, including the following:

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We would no longer be subject to the requirement that we maintain a ratio of assets to senior securities (such as senior debt or preferred stock) of at least 200%.

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We would no longer be prohibited from protecting any director or officer against any liability to our company or our shareholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of that person’s office.

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We would no longer be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement.

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We would no longer be required to ensure that a majority of our directors are persons who are not “interested persons,” as that term is defined in section 56 of the Investment Company Act, and certain persons that would be prevented from serving on our board if were a BDC (such as investment bankers) would be able to serve on our board.

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We would no longer be subject to provisions of the Investment Company Act regulating transactions between BDCs and certain affiliates.

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We would no longer be subject to provisions of the Investment Company Act restricting our ability to issue warrants and options

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We would be able to change the nature of our business and fundamental investment policies without having to obtain the approval of our shareholders.

EFFECT ON OUR FINANCIAL STATEMENTS AND TAX STATUS

Our withdrawing our election to be regulated as a BDC would result in a significant change in our method of accounting. BDC financial statement presentation and accounting uses the value method of accounting used by investment companies, which allows BDCs to recognize income and value their investments at market value as opposed to historical cost. Operating companies use either the fair-value or historical-cost methods of accounting for financial statement presentation and accounting for securities held, depending on how the investment is classified and how long the company intends to hold the investment. Changing our method of accounting could reduce the market value of our investments in privately held companies by eliminating our ability to report an increase in value of our holdings as they occur. Also, as an operating company, we would have to consolidate our financial statements with subsidiaries, thus eliminating the portfolio company reporting benefits available to BDCs.

We do not believe that withdrawing our election to be treated as a BDC would have any impact on our federal income tax status, because we never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. (Electing to be treated as a regulated investment company under Subchapter M generally allows a qualified investment company to avoid paying corporate level federal income tax on income it distributes to its shareholders.) Instead, we have always been subject to corporate level federal income tax on our income (without regard to any distributions it makes to its shareholders) as a “regular” corporation under Subchapter C of the Code.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as shareholders, none of our officers, directors, or any of their respective affiliates has any interest in our ceasing to be a BDC.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the SEC relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 450 Fifth Street, N.W., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

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As we have obtained the requisite shareholder vote for our ceasing to be a BDC, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.

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